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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 3                                    Trade Date: 10/06/03
(To Prospectus dated September 8, 2003 and Prospectus       Issue Date: 10/09/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is October 8, 2003




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGL2             $11,823,000.00              4.00%                 10/15/11                 100%

   Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ---------------------         --------------------------------
     semi-annually                 Yes                    Yes                           100% 10/15/04
       (04/15/04)                                                                  semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $11,681,124.00            $141,876.00               $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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